UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-26749	11-2581812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Harbor Park Drive, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code

(516) 605-6625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A. Bonus Grants.

The Board of Directors of National Medical Health Card Systems, Inc. (“NMHC”) approved the payment of bonuses upon the delivery of the audited financial statements to NMHC’s executive officers named below for the fiscal year ended June 30, 2006. The following table sets forth the bonuses awarded to such executive officers:

Name and Current Position	Bonus ($)
James F. Smith, Chief Executive Officer and President	45,000

Stuart Diamond, Chief Financial Officer	55,000

Bill Masters, Chief Information Officer	34,177

Tery Baskin, Chief Marketing Officer	16,675

B. Long Term Incentive Awards.

The Compensation Committee of the Board of Directors awarded stock options and shares of restricted stock to the following executive officers in the amounts indicated opposite their names below:

Name	Number of Stock Options	Number of Shares of Restricted Stock
James F. Smith	43,110	11,850
Stuart Diamond	21,560	5,930
Bill Masters	9,790	2,690
Tery Baskin	9,920	2,730

In addition to the grants referred to in the table above, NMHC granted additional options to purchase 48,560 shares of stock, and 13,380 additional shares of restricted stock to eligible individuals. The exercise price for the options was $15.20. The stock options vest over a period of four years, and the shares of restricted stock “cliff” vest after four years.

Furthermore, NMHC intends to implement a management stock purchase plan, under which long term incentive plan participants may also elect to utilize a specified percentage of their cash bonus award to purchase additional shares of restricted stock. NMHC would match such purchases on a 1:1 basis.

C. Future Restricted Stock Grants.

As a special retention vehicle, NMHC intends to issue approximately 300,000 shares of restricted stock in the aggregate to certain officers and other key employees, vesting in their entirety after four years. The issuance of the shares will be subject to the preparation of definitive agreements containing all the terms of the grant. The shares will be deemed to be issued upon the delivery of such agreements.

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Item 2.02 Results of Operations and Financial Condition.

On September 11, 2006, NMHC issued a press release announcing its results of operations for its fourth fiscal quarter and its fiscal year ended June 30, 2006. A copy of NMHC’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 2.02, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 11, 2006, in connection with the preparation of its annual report on Form 10-K for the year ended June 30, 2006, NMHC concluded that it should restate its previously issued financial statements for its second fiscal quarter ended December 31, 2005 and its third fiscal quarter ended March 31, 2006. This restatement reflects the correction of two rebate cash receipts from one pharmaceutical manufacturer which resulted in NMHC recognizing additional rebate revenue during the quarter ended December 31, 2005. The impact of this was a misstatement on NMHC’s income statement and a resulting overstatement of $662,000 ($380,000 tax effected) of operating income for the quarter ended December 31, 2005 and an understatement of $662,000 ($380,000 tax effected) of operating income for the fiscal third quarter ended March 31, 2006. There was no impact on the results for the full year ended June 30, 2006.

The decision to restate was authorized by the Audit Committee of the Board of Directors, upon recommendation of management. As a result of NMHC’s determination to restate its financial statements as discussed above, NMHC’s financial statements for the second fiscal quarter ended December 31, 2005 and the third fiscal quarter ended March 31, 2006 should no longer be relied upon. Management and the Audit Committee of NMHC discussed the matters disclosed in this filing with Ernst & Young, LLP, NMHC’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release of National Medical Health Card Systems, Inc., dated September 11, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Medical Health Card Systems, Inc.

By:	/s/ Stuart Diamond
Name:	Stuart Diamond
Title:	Chief Financial Officer

Dated: September 12, 2006

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release of National Medical Health Card Systems, Inc., dated September 11, 2006.